STRATEGIC ALLIANCE AGREEMENT
                                      AMONG
                           ARRAY TELECOM CORPORATION,
                              EPHONE TELECOM, INC.
                                       AND
                               COMDIAL CORPORATION

         This Strategic Alliance Agreement (the "Agreement") is made as of March 31, 2000, between ARRAY TELECOM Corporation, a corporation incorporated under the laws of the State of Delaware and having its principal office at 1145 Herndon Parkway, Herndon, Virginia 20170 ("Array"), ePHONE TELECOM, INC., a corporation incorporated under the laws of the State of Florida and having its principal office at 355 Burrard Street, Suite 1000, Vancouver, British Columbia, Canada V6C 2G8 ("ePHONE"), and COMDIAL CORPORATION, a corporation incorporated under the laws of the State of Delaware and having its principal office at 1180 Seminole Trail, Charlottesville, Virginia 22906 ("Comdial").

                                    RECITALS

         WHEREAS, ePHONE is in the business of providing certain telecommunications services, including international long distance services that allow users to perform phone-to-phone one step dialing via Voice over Internet Protocol;

         WHEREAS, Array has developed certain software products, including VoipGate, Array Version 2 and the Array 3000 family of products, and owns certain related assets;

         WHEREAS, Comdial  owns all  of the outstanding  capital stock of Array;
and


         WHEREAS, Array has agreed to sell, and ePHONE has agreed to purchase, all of Array's physical assets, and Array has agreed to grant to ePHONE a license in the form of Exhibit B to this Agreement to, among other things, VoipGate, Array Version 2 and the Array 3000 family of products.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the covenants, agreements and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1.
                           SALE AND PURCHASE OF ASSETS

Section 1.1 Sale and Purchase of Assets. Subject to the terms and conditions of this Agreement, on the Closing Date (hereinafter defined) Array shall sell, transfer, convey and deliver to ePHONE, and on the Closing Date ePHONE shall purchase and acquire from Array, the fixed assets of Array used in its business and listed in Schedule 1 (the "Purchased Assets"). The transfer and conveyance of the Purchased Assets shall be made by a bill of sale (the "Bill of Sale") in substantially the form attached hereto as Exhibit A.

Section 1.2 Excluded Assets. The Purchased Assets to be sold and purchased hereunder do not include cash, accounts receivable, intangible assets, patents or patent applications, know-how, trade secrets or any other asset of Array that is not listed in Schedule 1.

Section 1.3 No Assumption of Liabilities. ePHONE shall not assume or be otherwise liable for any liabilities or obligations of Array related to the Purchased Assets or otherwise, except for obligations arising after the Closing Date under the Lease (as defined in Section 7.7).

                                   ARTICLE 2.
                              LICENSE OF TECHNOLOGY

Section 2.1 License. Array shall grant to ePHONE a license to the Intellectual Property (as such term is defined in the License Agreement) (the "Licensed Assets") pursuant to the License Agreement in substantially the form attached hereto as Exhibit B.

                                   ARTICLE 3.
                           CONSIDERATION FOR AGREEMENT

Section 3.1 Consideration for Agreement. In partial consideration for this Agreement and the transactions contemplated hereby, ePHONE shall pay to Array at the Closing in cash the amount of $2,650,000.

Section 3.2 Royalty Payments. ePHONE shall make royalty payments to Comdial pursuant to the terms of the License Agreement.

                                   ARTICLE 4.
                            REPRESENTATIONS BY ARRAY

Section 4.1 Organization; Qualification. Array is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own its assets and carry on its business as it is presently being conducted. Array is duly qualified and in good standing to do business in each jurisdiction in which its business makes such qualification necessary, except in those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, in the aggregate, a material adverse effect on the Purchased Assets, the Licensed Assets or its business. Array has heretofore delivered to ePHONE complete and correct copies of its Certificate of Incorporation and Bylaws currently in effect.

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

Section 4.2 Authority Relative to this Agreement. Array has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Array of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Array and no other corporate proceedings on the part of Array are necessary with respect thereto. This Agreement has been duly executed and delivered by Array and constitutes, and the other agreements referred to herein to which Array is a party (collectively, the "Array Related Agreements"), when executed and delivered by Array, will constitute, valid and binding obligations of Array enforceable against Array in accordance with their terms, except as their terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

Section 4.3 No Violation. The execution and delivery by Array of this Agreement and the Array Related Agreements does not, and the consummation of the transactions contemplated hereby and thereby, will not (i) violate or result in a breach of any provision of the Certificate of Incorporation or bylaws of Array, (ii) result in a default, or give rise to any right of termination, modification or acceleration, or the imposition of a mortgage, lien, pledge, security interest, charge, claim, restriction or other encumbrance or other defects in title (each an "Encumbrance") on any of the Purchased Assets or the Licensed Assets, under the terms or provisions of any agreement or other instrument or obligation to which Array is a party or by which Array, any of the Purchased Assets, the Licensed Assets or its business may be bound, or (iii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Array, any of the Purchased Assets, the Licensed Assets or its business (other than applicable "bulk sales" laws), excluding from the foregoing clauses (ii) and (iii) such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on the Purchased Assets or the Licensed Assets, or Array or its other properties or its business.

Section 4.4 Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of Array, threatened against Array, before any court, governmental body, commission, agency or arbitrator, which have or can reasonably be expected to have a material adverse effect on the Purchased Assets or the Licensed Assets or Array or its business, or which seek to limit, in any manner, the right of ePHONE to control and use the Purchased Assets and the Licensed Assets after the consummation of the transactions contemplated in this Agreement. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator which have or can reasonably be expected to have any such effect.

Section 4.5 Titles to Assets; Leases. Array holds good and marketable title to all of the Purchased Assets and the Licensed Assets, free and clear of any Encumbrances, and has the right to sell, transfer and assign the Purchased Assets to ePHONE and license the Licensed Assets to ePHONE. All properties held under lease by Array are held under valid, enforceable and assignable leases.

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

Section 4.6 Consents and Approvals. Except to the extent that failure to obtain such consent or approval would not have material adverse effect on the Purchased Assets or the Licensed Assets or Array's business, and except for the consent of Bank of America under the Credit Agreement between Bank of America and Comdial dated as of October 22, 1998, which consent has been obtained, there is no requirement applicable to Array to make any filing with, or to obtain the consent or approval of, any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including any government or political subdivision, agency or instrumentality thereof (each a "Person") as a condition to the consummation of the transactions contemplated by this Agreement (other than as may be required by applicable "bulk sales" laws).

                                   ARTICLE 5.
                           REPRESENTATIONS BY COMDIAL

Section 5.1 Organization and Qualification. Comdial is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority to own its assets and carry on its business as it is presently being conducted. Comdial is duly qualified and in good standing to do business in each jurisdiction in which its business makes such qualification necessary, except in those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, in the aggregate, a material adverse effect on its business.

Section 5.2 Authority Relative to Agreement. Comdial has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Comdial of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of Comdial and no other corporate proceedings on the part of Comdial are necessary with respect thereto. This Agreement has been duly executed and delivered by Comdial, and constitutes the valid and binding obligation of Comdial enforceable against Comdial in accordance with its terms except as its terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

Section 5.3 No Violation. The execution and delivery by Comdial of this Agreement does not, and the consummation of the transactions contemplated hereby will not, (i) violate or result in a breach of any provision of the Certificate of Incorporation or bylaws of Comdial, or (ii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to Comdial or its business excluding such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on its properties or its business.

                                   ARTICLE 6.
                            REPRESENTATIONS BY EPHONE

Section 6.1 Organization and Qualification. ePHONE is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power and authority to own its assets and carry on its business as it is presently being conducted. ePHONE is duly qualified and in good standing to do business in each jurisdiction in which its business makes such qualification necessary, except in those jurisdictions where failure to be duly qualified and in good standing does not and cannot reasonably be expected to have, in the aggregate, a material adverse effect on its properties or its business. ePHONE has heretofore delivered to Comdial complete and correct copies of its Articles of Incorporation and Bylaws currently in effect.

Section 6.2 Authority Relative to Agreement. ePHONE has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by ePHONE of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by the Board of Directors of ePHONE and no other corporate proceedings on the part of ePHONE are necessary with respect thereto. This Agreement has been duly executed and delivered by ePHONE and constitutes, and the Related Agreements to which ePHONE is a party, when executed and delivered by ePHONE, will constitute, valid and binding obligations of ePHONE enforceable against ePHONE in accordance with their terms except as their terms may be limited by (i) bankruptcy, insolvency or similar laws affecting creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding in equity or at law.

Section 6.3 No Violation. The execution and delivery by ePHONE of this Agreement does not, and the consummation of the transactions contemplated hereby will not,
(i) violate or result in a breach of any provision of the Articles of Incorporation or bylaws of ePHONE, or (ii) violate any law or regulation, or any judgment, order or decree of any court, governmental body, commission, agency or arbitrator applicable to ePHONE or its business as presently conducted or as contemplated to be conducted in the Business Plan of ePHONE, excluding such defaults and violations which do not and cannot reasonably be expected to have a material adverse effect on its properties or its business.

Section 6.4 Consents and Approvals. Except to the extent that failure to obtain such consent or approval would not have material adverse effect on its properties or its business, there is no requirement applicable to ePHONE to make any filing with, or to obtain the consent or approval of, any Person as a condition to the consummation of the transactions contemplated by this Agreement.

Section 6.5 Financial Statements. ePHONE has previously furnished Comdial with true and complete copies of (i) the audited financial statements of ePHONE for the periods ending June 30, 1999 and December 31, 1998 and 1997, including the notes thereto (the "Annual Financial Statements"), together with the reports on such statements of ePHONE's independent auditors, and (ii) unaudited interim financial statements for the eleven month period ending November 30, 1999 (the "Interim Financial Statements"). Such financial statements present fairly the financial position of ePHONE as of such dates and the results of its operations and changes in its financial position for such periods and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis.

Section 6.6 No Undisclosed Liabilities. Since November 30, 1999, and except as previously disclosed in writing to Comdial, there has not been any change, or development involving a prospective change, including, without limitation, any damage, destruction or loss (whether or not covered by insurance), which affects or can reasonably be expected to affect, the properties or business of ePHONE, and ePHONE has not entered into any contract which can reasonably be expected to have any such effect.

Section 6.7 Absence of Certain Changes. Except as previously disclosed in writing to Comdial, ePHONE has not incurred any liabilities which are not reflected in the Interim Financial Statements other than those which were incurred subsequent to such date in the ordinary course of business and which have not and cannot reasonably be expected to have a material adverse effect on the properties or business of ePHONE.

Section 6.8 Absence of Litigation. There are no actions, suits, claims, investigations or proceedings pending or, to the knowledge of ePHONE, threatened against ePHONE, before any court, governmental body, commission, agency or arbitrator, which have or can reasonably be expected to have a material adverse effect or its business or which seek to limit, in any manner, the right of ePHONE to control the Purchased Assets and the Licensed Assets after the consummation of the transactions contemplated in this Agreement. Furthermore, there are no judgments, orders or decrees of any such court, governmental body, commission, agency or arbitrator which have or can reasonably be expected to have any such effect.

Section 6.9 Business Plan. Attached hereto as Exhibit C is the current Business Plan of ePHONE with respect to the Purchased Assets and the Licensed Assets.

                                   ARTICLE 7.
                                OTHER AGREEMENTS

Section 7.1 Support for Imbedded Base. The parties hereto acknowledge that Array's imbedded base of customers will be supported and serviced by ePHONE following the Closing. ePHONE agrees that it will use commercially reasonable efforts to support such imbedded base from and after the Closing Date.

Section 7.2 Investigation of Business. From the date hereof until the Closing, each of the parties hereto will afford the other parties hereto and their respective representatives, including attorneys and accountants, full access at all reasonable times to its officers, employees, properties, contracts and books and records to enable such other party to make a full investigation of its business. Each party will also furnish each other party with such financial, operating and other information as such party may reasonably request in making such investigation.

Section 7.3 Confidentiality. The information which any party acquires about any other party prior to consummation of the transactions contemplated by this Agreement as a result of the investigations permitted hereby is termed "Evaluation Material." Each party agrees that neither it, nor any of its representatives, will (i) use any such material for any purpose not related to the transactions contemplated by this Agreement nor (ii) disclose any such material to anyone except its representatives who may need such information to perform their respective duties and have been informed of its confidential nature. If the transactions contemplated by this Agreement are not consummated, each party agrees that it will return any written Evaluation Material in its possession, or will destroy and will not retain any such material, any copies thereof or any notes or memoranda made using such material.

Section 7.4 Public Announcements. Prior to the Closing Date, the parties will consult with each other before issuing any press releases or making any public statements with respect to this Agreement or the transactions contemplated hereby and will not issue any such press release or make any such public statement without the prior consent of the other, except to the extent required by law.

Section 7.5 Employee Matters; Customer Solicitation. Comdial and Array will not object to or interfere with any efforts by ePHONE to employ the current employees of Array. During the term of the License Agreement, neither Array nor Comdial shall directly or indirectly induce or attempt to persuade any employee of ePHONE to terminate his or her employment with ePHONE. During the term of the License Agreement, neither Array nor Comdial nor any Person affiliated with either shall directly or indirectly sell or attempt to sell (by means of solicitation or otherwise) to any customer to which ePHONE is providing or has provided Products and Services (as such terms are defined in the License Agreement) any product or service which is competitive with the Products and Services.

Section 7.6 Access to Comdial Dealer Network and Direct Sales Organization. During the term of the License Agreement, Comdial (i) shall use commercially reasonable efforts to assist ePHONE in distributing products and services provided by ePHONE through its direct sales organization and (ii) shall use commercially reasonable efforts to enable ePHONE to distribute products and services through its network of independent telecommunications equipment dealers.

Section 7.7 Assignment of Lease. As soon as practicable following the Closing Date, Array shall assign to ePHONE its interests as lessee under the lease to Array's business facility located at 1145 Herndon Parkway, Herndon, Virginia, from W9/LWS Real Estate Limited Partnership, as lessor, dated February 23, 1999 ("Lease"), and ePHONE shall, from and after the Closing Date, assume and discharge the obligations of Array arising after the Closing Date under the Lease. Such assignment of lease shall be made by an assignment (the "Lease Assignment") in substantially the form of Lease Assignment attached hereto as Exhibit D. ePHONE shall use commercially reasonable efforts to have Comdial released from its obligations under the lease as soon as practicable following the Closing Date.

                                   ARTICLE 8.
                             CLOSING OF TRANSACTIONS

Section 8.1 Time and Place of Closing. The closing ("Closing") shall take place at Arnold & Porter at 4:00 p.m. local time on (i) March 31, 2000, (ii) such other date as may be agreed upon by the parties (either of which dates is referred to in this Agreement as the "Closing Date"). If the Closing takes place, the Closing and all of the transactions contemplated by this Agreement shall be deemed to have occurred simultaneously and become effective at the same time on the Closing Date.

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

Section 8.2 Deliveries by Array. At the Closing, Array shall deliver to ePHONE the following:

(a) Bill of Sale substantially in the form of Exhibit A attached hereto, duly executed, transferring to ePHONE title to the Purchased Assets;

(b)  License Agreement substantially in the form of Exhibit B attached hereto;

(c) Certified copies of the resolutions duly adopted by Array constituting all necessary corporate authorization for the consummation by Array of the transactions contemplated by this Agreement;

(d) A certificate dated as of a recent date from the Delaware Secretary of State as to the good standing of Array; and

(e) Such other documents, instruments, certificates and writings as reasonably may be requested by ePHONE at least three business days prior to Closing.

Section 8.3 Deliveries by ePHONE. At the Closing, ePHONE shall deliver to Array or Comdial the following:

(a) Immediately available funds in the amount of $2,650,000, by wire transfer to an account designated by Array;

(b)  License Agreement substantially in the form of Exhibit B hereto;

(c) Certified copies of the resolutions duly adopted by ePHONE constituting all necessary corporate authorization for the consummation by ePHONE of the transactions contemplated by this Agreement;

(d) A certificate dated as of a recent date from the Florida Secretary of State as to the good standing of ePHONE; and

(e) Such other documents, instruments, certificates and writings as reasonably may be requested by Array at least three business days prior to Closing.

Section 8.4 Deliveries by Comdial. At the Closing, Comdial shall deliver to ePHONE the following:

(a)  License Agreement substantially in the form of Exhibit B attached hereto;

(b) Certified copies of the resolutions duly adopted by Comdial constituting all necessary corporate authorization for the consummation by Comdial of the transactions contemplated by this Agreement;

(c) A certificate dated as of a recent date from the Delaware Secretary of State as to the good standing of Comdial; and

(d) Such other documents, instruments, certificates and writings as reasonably may be requested by ePHONE at least three business days prior to Closing.

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

                                   ARTICLE 9.
                            MISCELLANEOUS PROVISIONS

Section 9.1 Obligations of Comdial. Comdial hereby guarantees the complete and timely performance of the obligations of Array under this Agreement. Comdial agrees that if Array defaults in any of its obligations under this Agreement, ePHONE may exercise any remedies available to it to require Comdial to satisfy such Array obligations without first being required to seek performance of such obligations from Array.

Section 9.2 Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) upon confirmation of receipt of facsimile; (ii) one (1) business day following the date sent when sent by overnight delivery; or (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid to the following address:

         If to Array or Comdial:

                  Comdial Corporation
                  Attention: William G. Mustain
                  1180 Seminole Trail
                  Charlottesville, Virginia 22906
                  Phone:     (804) 978-2518
                  Fax:       (804) 978-2512
                  Email:     bill.mustain@comdial.com

         Copy to:

                  McGuire, Woods, Battle & Boothe LLP
                  Attention: Robert E. Stroud, Esquire
                  Court Square Building
                  310 Fourth Street NE, Suite 300
                  Post Office Box 1288
                  Charlottesville, Virginia 22902-1288
                  Phone:     (804) 977-2511
                  Fax:       (804) 980-2272
                  Email:     restroud@mwbb.com

         If to ePHONE:

                  ePHONE Telecom, Inc.
                  Attention:  Robert G. Clarke
                  355 Burrard Street, Suite 1000
                  Vancouver, British Columbia
                  Canada V6C 2G8
                  Facsimile No.:  (202) 942-5999
                  Phone:     (604) 482-6116
                  Fax:       (604) 482-1116
                  Email:     rclarke@ephonetel.com

         Copy to:

                  Arnold & Porter
                  Attention:  Paul D. Freshour
                  555 Twelfth Street, N.W.
                  Washington, D.C.  20004-1202
                  Phone:     (202) 942-5872
                  Fax:       (804) 942-5999
                  Email:     paul_freshour@aporter.com

Section 9.3       Arbitration

                  (a) Any dispute, controversy or claim arising under, out of or relating to the Agreement or the License Agreement (any "Dispute"), shall be solely, finally and conclusively settled by arbitration in accordance with the Commercial Arbitration Rules (the "Rules") of the American Arbitration Association (the "AAA") in force when such arbitration is commenced. The arbitration shall take place in Washington, D.C. The Dispute shall be decided in accordance with the laws of the Commonwealth of Virginia. In the event that more than one Dispute is pending at the same time, such Disputes shall be consolidated in a single arbitral proceeding.

                  (b) In any dispute between the parties hereto, the number of arbitrators shall be three. If the parties are unable to agree on the arbitrators, the arbitrators shall be selected in accordance with the Rules.

                  (c) The parties hereto intend that the provisions to arbitrate set forth herein be valid, enforceable and irrevocable. The arbitrator's award shall be final and binding upon the parties. The parties shall carry out the final order on the award without delay and waive their right to assert any form of recourse against, or objection or defense to such order or its enforcement insofar as such waiver can validly be made. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the parties or their assets or application may be made for judicial acceptance of the award and an order of enforcement, as the case may be.

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

                  (d) Each party to the arbitration proceeding shall pay the fees and expenses of such party's attorney's and witnesses. The fees and expenses of the arbitrator and all other expenses shall be borne by the party that loses the arbitration. The parties agree that if it becomes necessary for any party to enforce an arbitral award by a legal action or additional arbitration or judicial methods, the party against whom enforcement is sought shall pay all reasonable costs and attorneys' fees incurred by the party seeking to enforce the award.

Section 9.4 Governing Law. This Agreement shall be governed in all respects, and it and the transactions contemplated hereby shall be construed and interpreted, by the laws of the Commonwealth of Virginia without regard to its choice of law rules.

Section 9.5 Entire Agreement. This Agreement, including the Schedules, the Business Plan of ePHONE and the Array Related Agreements attached hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 9.6 Counterpart Copies. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.7 No Third Party Beneficiaries This Agreement shall not confer any rights or remedies upon any person or entity other than the parties and their respective successors and permitted assigns.

Section 9.8 Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any of the parties hereto shall be permitted to assign this Agreement to a successor in interest of all or substantially all of its assets, or to an affiliated entity.

Section 9.9 Amendments. No amendment of any provision of this Agreement shall be valid unless the amendment shall be in writing and signed by all parties hereto.

Section 9.10 Waivers. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, regardless of whether intentional, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.11 Severability. Any term or condition of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

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

Section 9.12 Construction. The parties have participated mutually in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted mutually by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

Section 9.13 Headings. The Article and Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

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                  IN WITNESS  WHEREOF,  each of the parties  hereto has executed this Agreement by its duly authorized officer as of the date first set forth above.

                                                     ARRAY TELECOM CORPORATION

                                                     By:_______________________

                                                     Name:_____________________

                                                     Title:____________________



                                                     ePHONE TELECOM, INC.

                                                     By:_______________________

                                                     Name:_____________________

                                                     Title:____________________




                                                     COMDIAL CORPORATION

                                                     By:_______________________

                                                     Name:_____________________

                                                     Title:____________________



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